UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 16, 2010

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

137A LEWIS WHARF, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2010, pursuant to the Company's Bylaws, the Company's Board of Directors unanimously approved the recommendation of the Company's Nominating Committee and unanimously voted for the appointment of Marshall Sterman to the Company's Board of Directors. Mr. Sterman is an independent director and will hold office until he stands for election as a director at the 2011 Annual Meeting of Stockholders. The board of directors has not yet determined which board committees Mr. Sterman will serve on.

Before being appointed a director of the Company, Mr. Sterman worked as an outside consultant for the Company, the term of which began in November 2009. Under the Consulting Agreement the Company held with Mr. Sterman (the "Agreement"), Mr. Sterman worked with the President and CEO of the Company on an as needed basis and services included soliciting orders for the Company's fertilizer business. In return for his services, Mr. Sterman was paid $4,000 a month. The Agreement was terminated prior to Mr. Sterman's appointment to the Board in July 2010.

Mr. Sterman is the founder of The Mayflower Group, Ltd., a consulting firm that has served as an active principal to many start-up companies. Mr. Sterman holds a BA from Brandeis University and an MBA from Harvard University.

A copy of the Press Release announcing Mr. Sterman's appointment to the Company's Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated July 19, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

July 19, 2010	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 19, 2010